UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026 (May 4, 2026)

LIFELOC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2026, Lifeloc Technologies, Inc. (the “Company”) entered into a loan transaction with Vern Kornelsen, the Company’s Chief Financial Officer and Chairman of the Board. The transaction consists of a Promissory Note dated May 1, 2026 (the “Note”) in the principal amount of $500,000. The proceeds will be used to fund the continued development of the Company’s SpinDetect™ product.

The Note bears interest at an initial rate of 10.5% per annum, with interest-only payments through December 31, 2026. Beginning January 31, 2027, the Note is payable in sixty (60) equal monthly installments of principal and interest, with the entire unpaid balance due and payable on December 31, 2031. The interest rate is subject to upward adjustment based on changes in the prime rate. The Note may be prepaid at any time without penalty.

The Note is secured by a Deed of Trust on the Company’s principal office located at 12441 West 49th Avenue, Wheat Ridge, Colorado, and by a security interest in substantially all of the Company’s assets, in each case subordinate to the Company’s existing senior indebtedness to Citywide Banks.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated May 1, 2026, by Lifeloc Technologies, Inc. in favor of Vern Kornelsen

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2026	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Wayne Willkomm
Chief Executive Officer and President